Exhibit 5(1)

MURTHA CULLINA LLP	CITYPLACE I 185 ASYLUM STREET HARTFORD, CONNECTICUT 06103-3469

A T T O R N E Y S A T L A W	TELEPHONE (860) 240-6000 FACSIMILE (860) 240-6150 www.murthalaw.com

WILLARD F. PINNEY, JR.
(860) 240-6016
WPINNEY@MURTHALAW.COM

     August 24, 2000

Securities and Exchange Commission

450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: CTG Resources, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for CTG Resources, Inc. ("CTG") in connection with the proposed sale and issuance by CTG of up to an aggregate of 300,000 shares of its common stock pursuant to the CTG Resources, Inc. Union Employee Savings Plan (the "Plan"), as described in CTG's Registration Statement on Form S-8 being filed this date under the Securities Act of 1933, as amended.

We are familiar with the action taken by CTG to date with respect to the adoption of the Plan and the reservation of an aggregate of 300,000 shares of its common stock (the "Shares") for issuance under the Plan, and the documents incorporated by reference in the Registration Statement, and have made such examination as we deemed necessary as a basis for the opinions hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

B  O  S  T  O  N               H  A  R  T  F   O  R  D               N  E  W     H  A  V  E  N

Exhibit 5(1)

Securities and Exchange Commission
August 24, 2000

Subject to the following assumption and based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the Shares proposed to be offered and sold by CTG under the Registration Statement pursuant to the Plan will, when issued in accordance with the terms of the Plan, be legally issued, fully paid and nonassessable.

For purposes of the foregoing opinion we have assumed that the Shares required to fund the Plan will be acquired by CTG in market transactions or, in the alternative, we have assumed that any shares newly issued in accordance with the Plan will first be approved by the Connecticut Department of Utility Control in accordance with applicable Connecticut law.

We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

Very truly yours,

MURTHA CULLINA LLP

S/ Willard F. Pinney, Jr.
    Willard F. Pinney, Jr.
    A Partner of the Firm